UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 21, 2010

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Form of Awards

On July 21, 2010, the Executive Compensation and Human Resources Committee (the “Committee”) of the Board of Directors adopted new forms of award for the Chief Executive Officer (“CEO”) for non-qualified stock option awards and restricted stock awards with time-based vesting under the 2003 Stock Incentive Plan.  Copies of the forms of award are attached hereto as Exhibits 10.1 and 10.2.

Adoption of 2011 Performance Goals under the Annual Cash Incentive Compensation Plans

On July 21, 2010, the Committee set the performance goals for annual cash incentives for fiscal year 2011 for the CEO under the 2006 Executive Incentive Compensation Plan (the “2006 Plan”) and the other executive officers under the existing Cash Bonus Plan, which is designed to utilize the same performance measures as the 2006 Plan.  Pursuant to the terms of the 2006 Plan for the CEO, which is filed as an exhibit with the Company’s appropriate periodic filings under the Securities and Exchange Act of 1934, the Committee approved annual performance goals for the CEO based on growth in earnings per share (“EPS”).  The Committee also approved performance goals in connection with the Cash Bonus Plan for the Named Executive Officers and other executive Officers of the Company for Fiscal Year 2011, which goals were also based on EPS growth.

The cash bonus potential for the CEO is 50% of base salary based on achievement of minimum performance objectives, 100% of base salary upon achievement of target performance objectives, and 200% of base salary based on achievement of maximum performance objectives.

For the Executive Vice President – Operations, the cash bonus potential is 40% of base salary based on achievement of minimum performance objectives, 80% of base salary based on achievement of target performance objectives, and 160% of base salary based on achievement of maximum performance.  The cash bonus potential for the Senior Vice President, Chief Financial Officer and the Senior Vice President, Chief Technology Officer is 30% of base salary upon achievement of minimum performance objectives, 60% of base salary upon achievement of target performance objectives, and 120% of base salary upon achievement of maximum performance objectives.  For the remaining Named Executive Officer, as defined in the Company’s proxy statement, and other executive officers of the Company, the cash bonus potential is 25% of base salary upon achievement of minimum performance objectives, 50% of base salary for achievement of target performance objectives, and 100% of base salary based on achievement of maximum performance goals.

Adoption of Executive Severance Plan

On July 22, 2010, the Board approved the adoption of the Executive Severance Plan (the “Severance Plan”).  The Severance Plan provides for a payment of two times base salary for certain executive officers in the event that (a) the Company eliminates the executive’s position; (b) the Company announces a corporate downsizing or reduction in force; (c) the executive voluntarily terminates his/her employment because of a material reduction in base salary or bonus potential; or (d) the Company and executive mutually agree to terminate the employment.  A copy of the Severance Plan is attached hereto as Exhibit 10.3.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT	DESCRIPTION
10.1	Form of Non-qualified Stock Option award (for Chief Executive Officer)
10.2	Form of Service Stock Award (for Chief Executive Officer)
10.3	Ruby Tuesday, Inc. Severance Pay Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President and
Chief Financial Officer

Date: July 27, 2010